UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     September 5, 2007

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 5, 2007, the Board of Directors of Boston Scientific Corporation elected J. Raymond Elliott to the Board of Directors of the Corporation.  Mr. Elliott is the Chairman of Zimmer Holdings, Inc.  He has not yet been appointed to any Board committee.  In connection with his election, he will receive our standard annual director compensation, consisting of an annual cash retainer of $60,000 (pro rated from his election date) and an annual restricted stock grant equal to a number of shares of restricted stock determined by dividing $120,000 by the fair market value of our common stock on September 5, 2007, the date of grant.  Mr. Elliott will be up for election by our stockholders at our May 2008 Annual Stockholders Meeting.

The press release is attached hereto as Exhibit 99.1

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press Release issued by Boston Scientific Corporation dated September 6, 2007

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: September 6, 2007	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Vice President and Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Boston Scientific Corporation dated September 6, 2007